EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES APRIL CASH DISTRIBUTION

Dallas, Texas, April 20, 2004 – Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.209415 per unit, payable on May 14, 2004, to unitholders of record on April 30, 2004. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions. Prior month gas sales volumes were reduced by approximately 40,000 Mcf because of a prior period adjustment by a major purchaser.

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	22,800	256,000	$31.99	$5.42
Prior Month	23,300	184,000	$31.42	$5.77

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis
Vice President
Bank of America, N.A.
Toll Free - 877/228-5084
www.crosstimberstrust.com